United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2009

Home BancShares, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (501) 328-4770

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2009, Home BancShares, Inc. published a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the Company's Board of Directors has promoted C. Randall Sims to Chief Executive Officer effective immediately. Former CEO, John W. Allison, will remain as Chairman of the Board of Directors for the Company. As a result of Mr. Sims' promotion, his annual salary will increase to $275,000. No other changes were made to Mr. Sims compensation package. He will continue to be eligible for an annual cash bonus, use of a Company car with gasoline reimbursement, paid country club dues and other normal employee benefits including 401(k) contributions. The 2009 participation by the Company in the United States Department of the Treasury's Trouble Asset Relief Program will limit the amount of cash bonus Mr. Sims is eligible for.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

  99.1 Press Release: Home BancShares, Inc. Promotes C. Randall Sims to CEO.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
July 17, 2009 (Date)	/s/ RANDY MAYOR Randy Mayor Chief Financial Officer